UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2022

THOR Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

THOR Industries, Inc. (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”) on December 16, 2022. At the Annual Meeting, there were 45,993,928 shares of common stock of the Company present in person or by proxy and entitled to vote. The Company’s shareholders were asked to vote on three proposals: (1) the election of 9 directors, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023, and (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal #1 – Election of Directors. The shareholders elected 9 nominees as directors to hold office until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified by the following vote:

Nominees	FOR	WITHHELD
01)Andrew Graves	42,552,558	352,484
02)Christina Hennington	42,486,751	418,291
03)Amelia A. Huntington	42,628,505	276,537
04)Laurel Hurd	42,009,174	895,868
05)Wilson Jones	41,950,323	954,719
06)William J. Kelley, Jr.	42,464,200	440,842
07)Christopher Klein	42,434,666	470,376
08)Robert W. Martin	42,743,479	161,563
09)Peter B. Orthwein	42,598,971	306,071

Proposal #2 – Ratification of the appointment of Deloite &Touche LLP as our independent registered public accounting firm for our Fiscal Year 2023.

FOR	AGAINST	ABSTAIN
44,192,278	1,788,775	12,875

Proposal #3 – Non-binding advisory vote to approve the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN
38,304,091	4,544,972	55,979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THOR Industries, Inc

Date	December 16, 2022		/s/ Trevor Gasper
		Name:	Trevor Gasper
		Title:	Senior Vice President General Counsel and Secretary